     As filed with the Securities and Exchange Commission on June 3, 1999

                                                      Registration No. 333-06723
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             --------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             --------------------

                           TELE-COMMUNICATIONS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           DELAWARE                                   84-1260157
(State or other jurisdiction of                    (I.R.S. Employer
 incorporation or organization)                   Identification No.)

      9197 South Peoria                             STEPHEN M. BRETT, ESQ.
  Englewood, Colorado 80112                       TELE-COMMUNICATIONS, INC.
       (720) 875-5400                                 9197 South Peoria
 (Address, including zip code,                    Englewood, Colorado 80112
      and telephone number,                             (720) 875-5400
    including area code, of                 (Name, address, including zip code,
registrant's principal executive              and telephone number, including
          offices)                           area code, of agent for service)





                    Removal of Securities from Registration

================================================================================

                    REMOVAL OF SECURITIES FROM REGISTRATION

     Pursuant to undertaking No. 3 of Item 17 incorporated by reference into the Registrant's Registration Statement on Form S-3 (File No. 333-06723) (the "Registration Statement"), the Registrant files this Post-effective Amendment No. 1 to the Registration Statement for the purpose of withdrawing from registration any of the securities of the Registrant which were previously registered under the Registration Statement and which remain unsold.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and pursuant to Rule 478 under the Securities Act the Registrant has duly caused this Post-effective Amendment to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on June 3, 1999.

                              TELE-COMMUNICATIONS, INC.


                              By: /s/ Stephen M. Brett
                                  Name: Stephen M. Brett
                                  Title:   Senior Executive Vice President